Exhibit 99.1

HALO Investor Relations Contact:
Chris Witty / Jody Burfening
Lippert/Heilshorn & Associates
cwitty@lhai.com
212) 838-3777

HALO Media Contact:
Leah Ritchie
Halo Technology Holdings
leah@haloholdings.com
(203) 422-2950

HALO Technology Holdings Announces First Quarter Results

GREENWICH, Conn. – November 20, 2006 – HALO Technology Holdings (OTCBB: HALO) (the “Company” or “HALO”) today announced results for the three months ended September 30, 2006.

For the first quarter of fiscal 2007, the Company reported revenue of $6.5 million, an increase of $6.2 million over the $0.3 million reported in the first quarter of fiscal 2006. Results for the current quarter reflect the acquisitions of the following: Tesseract, DAVID Corporation, Process Software, and ProfitKey International, all of which were acquired October 26, 2005; Empagio, Inc, which was acquired January 13, 2006; Executive Consultants, Inc., acquired March 1, 2006; Tenebril, purchased on August 24, 2006; and RevCast, acquired September 15, 2006. The company reported a net loss attributable to common stockholders of $3.4 million, or $(0.11) per diluted share, versus income of $20.2 million, or $0.89 per diluted share, for the same period last year. The first quarter of fiscal 2007 included $2.7 million in gains on warrants, due to the application of the fair value accounting treatment, compared to $23.8 million in the first quarter of fiscal year 2006. Results for the first quarter of fiscal 2007 and 2006 exclude HALO’s subsidiary Gupta Technologies, which has been accounted for as discontinued operations and is in the process of being sold.

“This quarter, HALO continued to see its portfolio companies strengthen their market positions and take steps to improve operating performance,” said CEO Ron Bienvenu. “We have, in tandem, reduced expenses and lowered our cash burn rate, while working diligently to complete the sale of Gupta to Unify (OTCBB: UNFY) and the acquisition of Unify’s IRM and ViaMode divisions. We believe that IRM will provide excellent complementary product offerings for our DAVID platform, and several of the Halo operating units offer valuable products and services that will benefit ViaMode customers.

“We remain committed to our goal of reducing the debt load on our balance sheet. While the Gupta transaction is the first major step in this process, we continue to pursue additional measures that we believe will significantly and positively affect our financial position,” he added.

Conference Call
HALO will host a conference call today at 11:00 a.m. Eastern. During the call, Ron Bienvenu, chairman and chief executive officer, and Mark Finkel, chief financial officer, will discuss the Company’s performance and financial results. The telephone number for the conference call is 800-399-7503.

A live webcast of the call will also be available on the company’s website www.haloholdings.com. To listen to the live call online, please visit the site at least 10 minutes early to register, download and install any necessary audio software. The webcast will be archived on the site, and a telephone replay of the call will be available for seven days beginning at 2:00 PM Eastern time, November 20, at 706-645-9291, using conference ID #1780036.

About HALO Technology Holdings
HALO Technology Holdings, Inc. is a global provider of a diversified range of standards-based enterprise software applications and on-demand solutions. HALO’s strategy is to acquire and operate enterprise software companies with a commitment to sustainable growth. HALO portfolio companies focus on customer service, product quality and profitability to build long term customer relationships and ensure customer satisfaction today and into the future. Everyday, thousands of corporations and institutions from across the globe rely on our portfolio companies to deliver high quality, enterprise class software and services. For more information, please see our website at www.haloholdings.com.

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. (the “Reform Act”). These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The safe harbors for forward-looking statements provided by the Reform Act are unavailable to issuers of “penny stock”. Our shares may be considered a penny stock and, as a result, the safe harbors may not be available to us. Such forward-looking statements include those relating to future opportunities, the outlook of customers, the reception of new products and technologies, and the success of new initiatives. In particular, statements contained in this press release that concern future operating results or other statements using words such as “anticipate,” “believe,” “could,” “estimate,” “intend,” “may,” “plan,” “project,” “should” “will,” or “set our sights on” constitute forward-looking statements and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.In addition, such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include: (i) demand for the Company’s products; (ii) the actions of current and potential new competitors; (iii) changes in technology; (iv) the nature and amount of the Company’s revenues and expenses; and (v) overall economic conditions and other risks detailed from time to time in the Company’s periodic earnings releases and reports filed with the Securities and Exchange Commission, as well as the risks and uncertainties discussed in the Company’s Annual Report on Form 10-KSB , and the Company’s Quarterly Reports on Form 10-QSB .

(tables follow)

HALO Holdings
Consolidated Balance Sheets

	September 30, 2006	June 30, 2006
	(unaudited)	(audited)
Assets
Current Assets:
Cash and cash equivalents	$509,645	$853,901
Marketable securities	—	9,750
Accounts receivable, net of allowance for doubtful accounts of $112,843
and $105,812, respectively	2,347,702	2,053,676
Due from Platinum Equity, LLC	330,000	302,500
Prepaid expenses and other current assets	703,210	315,444
Assets held for sale	17,438,677	18,313,168

Total current assets	21,329,234	21,848,439
Property and equipment, net	665,627	320,027
Deferred financing costs, net	1,330,491	1,492,096
Intangible assets, net of accumulated amortization of $1,337,342
and $849,282, respectively	9,563,040	9,679,925
Goodwill	29,983,047	26,283,132
Other assets	74,815	79,919

Total assets	$62,946,254	$59,703,538

Liabilities and stockholders’ equity
Current liabilities:
Current portion of senior notes payable	1,896,189	1,333,126
Notes payable to Tenebril sellers	3,529,412	—
Notes payable to Platinum Equity, LLC	1,750,000	1,750,000
Deposit for sale of Gupta	500,000	—
Notes payable	160,000	3,275,000
Accounts payable	2,119,204	1,609,575
Accrued expenses	6,190,812	5,062,252
Deferred revenue	8,817,806	9,477,722
Due to ISIS	1,243,885	1,243,864
Liabilities of discontinued operations	5,333,455	5,945,227

Total current liabilities	31,540,763	29,696,766
Subordinate notes payable	2,083,334	1,770,833
Senior notes payable	20,137,680	20,752,493
Other long term liabilities	434,594	453,974
Series C warrants liabilities	2,188,244	3,720,893
Senior and Sub warrants liabilities	804,289	1,333,942
Other warrants liabilities	3,160,878	2,566,319

Total liabilities	60,349,782	60,295,220
Commitments and contingencies	—	—
Mandatory redeemable Series D Preferred Stock: $.00001 par value;
8,863,636 shares authorized, 7,045,454 issued and outstanding	7,750,000	7,750,000
(Liquidation value — $7,750,000)
Stockholders’ equity (deficit):
Preferred stock (Canadian subsidiary)	2	2
Shares of Common Stock to be issued for accrued interest on subordinated debt and for RevCast acquisition	544,840	41,667
Common stock: $.00001 par value; 150,000,000 shares authorized;
30,406,625 and 26,723,247 shares issued and outstanding, respectively	305	267
Additional paid-in-capital	92,292,362	86,265,258
Accumulated other comprehensive loss	(24,728)	(43,528)
Accumulated deficit	(97,966,309)	(94,605,348)

Total stockholders’ equity (deficit)	($5,153,528)	($8,341,682)

Total liabilities and stockholders’ equity (deficit)	$62,946,254	$59,703,538

Halo Technology Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	September 30,
	2006	2005
Revenue
Licenses	$637,485	$85,000
Services	5,849,661	202,778

Total revenues	6,487,146	287,778
Cost of revenue
Cost of licenses	211,961	6,858
Cost of services	1,504,008	57,526

Total cost of revenues	1,715,969	64,384

Gross Profit	4,771,177	223,394
Product development	1,215,284	86,073
Sales, marketing and business development	1,020,871	130,593
General and administrative (including non-cash compensation of $557,932
and $119,328, respectively)	3, 654,431	633,994

Loss before interest and fair value gain on warrants	(1,119,409)	(627,266)
Fair value gain on warrants	2,668,341	23,806,784
Interest expense, net	(4,772,791)	(2,106,111)
(Loss) income from continuing operations before income taxes	(3,223,859)	21,073,407
Income taxes	9,058	1,218

(Loss) income from continuing operations	(3,232,917)	21,072,189
Income (loss) from discontinued operations, net of taxes	126,603	(682,548)

Net (loss) income	$(3,106,314)	$20,389,641

Computation of (loss) income attributable to common shareholders
Net (loss) income before preferred dividends	$(3,106,314)	$20,389,641
Preferred dividends	(254,674)	(220,179)

(Loss) income attributable to common stockholders	$(3,360,988)	$20,169,462
Basic income (loss) per share attributable to common stock:
(Loss) income from continuing operations	$(0.12)	$6.50
Income (loss) from discontinued operations	$0.01	$(0.22)
Net (loss) income	$(0.11)	$6.28
Diluted income (loss) per share attributable to common stock:
(Loss) income from continuing operations	$(0.12)	$0.92
Income (loss) from discontinued operations	$0.01	$(0.03)
Net (loss) income	$(0.11)	$0.89
Weighted-average number common shares — basic	29,403,325	3,209,597
Weighted-average number common shares — diluted	29,403,325	22,949,143

Halo Technology Holdings, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
	September 30,
	2006	2005
Operating Activities
Net (loss) income	$(3,106,314)	$20,389,641
Income (loss) from discontinued operations	126,603	(682,548)

(Loss) income from continuing operations	(3,232,917)	21,072,189
Adjustments to reconcile (loss) income from continuing operations to net cash used in operating activities of continuing operations:
Depreciation and amortization	403,917	43,279
Recovery of doubtful accounts	(53,840)	—
Fair value gain on warrants revaluation	(2,668,341)	(23,806,784)
Non cash compensation	557,932	119,328
Non cash interest expense	3,517,215	1,925,523
Loss on disposal of property and equipment	(381)	—
Loss on sale of marketable securities	28,429	—
Changes in operating assets and liabilities of continuing operations
Accounts receivable	85,103	219,786
Prepaid expenses and other current assets	145,265	(47,285)
Accounts payable and accrued expenses	946,036	(227,445)
Deferred revenue	(1,141,862)	(14,315)

Net cash used in operating activities of continuing operations	(1,413,444)	(715,724)
Investing activities
Purchase of property and equipment	(174,595)	(23,540)
Acquisition deposits to Platinum Equity, LLC	—	(1,003,835)
Cash acquired in acquisition of Tenebril, Inc.	622,683	—
Cash acquired in acquisition of RevCast, Inc.	500	—
Kenosia acquisition, net of cash acquired of $6,125	—	(464,049)
Deposit from Unify for sale of Gupta Technologies, LLC	500,000	—
Proceeds from sales of marketable securities	12,149	—
Proceeds from sales of property and equipment	960	—

Net cash provided by (used in) investing activities of continuing operations	961,697	(1,491,424)
Financing activities
Repayment of Fortress debt	(270,000)	—
Repayment of subordinated notes	—	(1,500,000)
Repayment of Senior notes	—	(6,825,000)
Proceeds from new Senior notes, net of issuance cost of $1,083,872	—	8,916,128
Proceeds from promissory note	—	500,000

Net cash (used in) provided by financing activities of continuing operations	(270,000)	1,091,128
Effects of exchange rates on cash	(12,094)	45,738
Cash flows of discontinued operations
Net cash provided by operating activities	389,585	291,773
Net cash used in investing activities	—	(18,471)

	389,585	273,302
Net decrease in cash and cash equivalents	(344,256)	(796,980)
Cash and cash equivalents -beginning of period	853,901	1,548,013

Cash and cash equivalents -end of period	$509,645	$751,033
Supplemental disclosure of cash flow Information:
Income tax paid	$19,517	$31,616
Interest paid	$475,436	$315,068